PRELIMINARY COPY

                             FEDDERS CORPORATION
                           WESTGATE CORPORATE CENTER
                             505 MARTINSVILLE ROAD
                        LIBERTY CORNER, NEW JERSEY 07938
                                 (908) 604-8686
                                                         January 13, 1997
 Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of the Company to be held at 10:30 a.m. on March 11, 1997.

     Stockholders will be asked, among other things, to consider and act on a proposal to approve the action of the Board of Directors to amend or repeal certain Articles of the Company's Charter that were designed to provide "anti-takeover" protection. Articles Sixth, Eighth and Ninth of the Charter provide such protection but, given the protections provided by the Company's Class B Stock, your Board of Directors feels that it is no longer necessary to retain provisions such as a "staggered" Board of Directors in the Company's Charter.

     Specifically, you will be asked to (i) amend Article Sixth to replace the "staggered" Board of Directors with a provision to provide for the annual election of all directors, (ii) elect directors, (iii) repeal Article Eighth which requires a vote of 4/5 of the outstanding voting stock to approve certain business combinations, (iv) repeal Article Ninth which requires a vote of 2/3 of the outstanding voting stock to approve mergers and other business transactions that affect all or substantially all of the Company's assets and (v) ratify the appointment of independent auditors.

     It is important that your shares be represented at the meeting, whether or not you are personally able to be present. If your shares are held in the name of your broker or a nominee, they can only be voted on the above proposals relating to changes to the Charter with your specific instructions. With respect to Proposals 1, 3 and 4, an abstention or a broker non-vote is the equivalent of a negative vote on such Proposals. The Board strongly recommends that you vote, or instruct your broker or nominee to vote, FOR approval of all proposals, including the ones described above. Please sign, date and return your proxy as soon as possible. If you do attend and wish to vote in person, your proxy can be revoked at your request. Your prompt response in immediately returning the enclosed proxy card will be appreciated.

     Enclosed are the Notice of Meeting, Proxy Statement and proxy card.


                                Sincerely,


      Salvatore Giordano                        Sal Giordano, Jr.
     Chairman of the Board                 Vice Chairman, President, and
                                             Chief Executive Officer

                              FEDDERS CORPORATION
                        LIBERTY CORNER, NEW JERSEY 07938
                              ____________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 11, 1997
                              ____________________

 NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Fedders Corporation (the "Company") will be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, NJ 07060 on Tuesday, March 11, 1997 at 10:30 a.m. for the following purposes:

      1. To consider and act upon a proposal to amend Article SIXTH of the Company's Restated Certificate of Incorporation to eliminate the separation of the Company's Board of Directors into three separate classes and to replace it with a Board of Directors that is elected on an annual basis;

      2. To elect three (3) directors to serve for a term of three (3) years; PROVIDED, HOWEVER, that, if Proposal 1 is approved, the term of all directors in office at the time the amendment to the Charter contemplated by Proposal 1 becomes effective shall expire at the annual meeting of stockholders to be held in 1998 or until their successors shall be elected and shall have qualified;

      3. To consider and act upon a proposal to repeal Article EIGHTH of the Company's restated Certificate of Incorporation in its entirety which requires the affirmative vote of four-fifths (4/5) of the outstanding shares of the Company's capital stock entitled to vote for the approval of any of a series of corporate takeover transactions initiated by a single person or entity, or group or persons or entities, owning more than five percent (5%) of the outstanding voting stock of the Company;

      4. To consider and act upon a proposal to repeal Article NINTH of the Company's Restated Certificate of Incorporation in its entirety which requires the affirmative vote of two-thirds (2/3) of the Company's outstanding capital stock entitled to vote for the approval of a merger, consolidation, or other disposition of all or substantially all of the Company's assets;

      5. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the ensuing fiscal year; and

      6. To transact such other business as may properly come before the meeting or any adjournment thereof.

 The close of business on January 10, 1997 has been fixed as the record date for the determination of the holders of shares of the Company's Common Stock and Class B Stock entitled to notice of, and to vote at, the Annual Meeting. A list of the Stockholders entitled to vote at the Annual Meeting will be available during the period ten (10) days prior to the date of the Annual Meeting for examination by any Stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the offices of the Company, Westgate Corporate Center, 505 Martinsville Road, Liberty Corner, New Jersey.


                   By order of the Board of Directors

                                KENT E. HANSEN
                                Secretary

 Dated:  January 13, 1997
         Liberty Corner, New Jersey


 IMPORTANT: THE BOARD OF DIRECTORS INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

                            TABLE OF CONTENTS

                                                                     PAGE

 Proxy Statement
 Proposal 1 - Amendment to Article SIXTH of the Company's Charter Proposal 2 - Election of Directors
    Meetings of the Board of Directors and Certain Committees Security Ownership of Directors and Executive Officers
 Section 16(a) Beneficial Ownership Reporting Compliance
 Principal Stockholders
 Executive Compensation
    Summary Compensation Table
    Options/SAR Grant Table
    Aggregated Option/SAR Exercises
          and Fiscal Year-End Option/SAR Value Table
    Compensation Committee Interlocks and Insider Participation Board Compensation Committee Report
    Indebtedness of Management
    Performance Graph
 Proposal 3.- Repeal Article EIGHTH of the Company's Charter Proposal 4 - Repeal Article NINTH of the Company's Charter Proposal 5 Independent Auditors
 Stockholder Proposals - Next Annual Meeting
 Cost of Solicitation

                              FEDDERS CORPORATION
                           WESTGATE CORPORATE CENTER
                             505 MARTINSVILLE ROAD
                       LIBERTY CORNER,  NEW JERSEY 07938
                               (908) 604-8686

                           ____________________

                             PROXY STATEMENT
                           ____________________

 This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Fedders Corporation ("Fedders" or the "Company") of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, March 11, 1997, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. It is intended that this Proxy Statement and the proxies solicited hereby be mailed to Stockholders on January 13, 1997. A Stockholder who shall sign and return a proxy in the form enclosed with this Proxy Statement has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company to such effect or by delivering to the Company an executed proxy bearing a later date. Any Stockholder who has given a proxy may still attend the Annual Meeting, revoke his or her proxy, and vote in person.

 The Company's Annual Report to Stockholders for the period from September 1, 1995 to August 31, 1996 (the "Fiscal Year"), including financial statements, was previously mailed to Stockholders.

 At the Annual Meeting, holders of shares of the Company's Common Stock and Class B Stock will be asked to consider and act on a proposal to approve the actions of the Board of Directors to, (i) consider and act upon a proposal to amend Article SIXTH of the Company's Restated Certificate of Incorporation (the "Charter") to eliminate the separation of the Company's Board of Directors into three separate classes and to replace it with a Board of Directors that is elected on an annual basis;
 (ii) elect three (3) directors to serve for a term of three (3) years; PROVIDED, HOWEVER, that, if Proposal 1 is approved, the term of all directors in office at the time the amendment to the Charter contemplated by Proposal 1 becomes effective shall expire at the annual meeting of stockholders to be held in 1998 or until their successors shall be elected and shall have qualified; (iii) consider and act upon a proposal to repeal Article EIGHTH of the Company's Charter in its entirety which requires the affirmative vote of four-fifths (4/5) of the outstanding shares of the Company's capital stock entitled to vote for the approval of any of a series of corporate takeover transactions initiated by a single person or entity, or group or persons or entities, owning more than five percent (5%) of the outstanding voting stock of the Company; (iv) consider and act upon a proposal to repeal Article NINTH of the Company's Charter in its entirety which requires the affirmative vote of two-thirds (2/3) of the Company's outstanding capital stock entitled to vote for the approval of a merger, consolidation, or other disposition of all or substantially all of the Company's assets; and (v) ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending August 31, 1997.

 The close of business on January 10, 1997 has been fixed as the record date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual

 Meeting. As of such date, [18,989,798] shares of Common Stock and [2,266,706] shares of Class B Stock of the Company were outstanding and entitled to be voted at the Annual Meeting. The holders of Class B Stock are entitled to ten votes per share in any election of directors if more than 15% of the shares of Common Stock outstanding on the record date are owned beneficially by a person or a group of persons acting in concert, or if a nomination for the Board of Directors is made by a person or a group of persons acting in concert (other than the Board) provided such nomination is not made by one or more of the holders of Class B Stock, acting in concert with each other, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date. The Board of Directors is not presently aware of any circumstance that would give holders of Class B Stock the right to ten votes per share in the election of directors at the Annual Meeting.

 Under the terms of the Charter, approval of Proposal 1 to replace the staggered Board of Directors and Proposal 4 to repeal Article NINTH of the Charter, requires an affirmative vote of a majority of the outstanding Common Stock and Class B Stock, each voting separately as a class. Approval of Proposal 3 to repeal Article EIGHTH of the Charter requires the affirmative vote of four-fifths (4/5) of the outstanding shares of the outstanding Common Stock and Class B Stock voting together as a single class. A plurality of the votes of the shares of Common Stock and Class B Stock present in person or represented by proxy at the Annual Meeting shall be needed for the election of directors in Proposal 2, provided those shares present in person or represented by proxy at the Annual Meeting constitute a quorum. The ratification of the appointment of independent auditors in Proposal 5 requires the affirmative vote of a majority of the shares of Common Stock and Class B Stock voted on such proposal.

 The proxies in the accompanying form will be voted as specified, but if no specification is made they will be voted in favor of (i) amending Aritcle SIXTH of the Company's Charter to replace the current election of directors on a staggered basis, with the election of all directors on an annual basis; (ii) electing three (3) directors to serve for a term of three (3) years; PROVIDED, HOWEVER, that, if Proposal 1 is approved, the term of all directors in office at the time the amendment to the Charter contemplated by Proposal 1 becomes effective shall expire at the annual meeting of stockholders to be held in 1998 or until their successors shall be elected and shall have qualified; (iii) repealing Article EIGHTH of the Company's Charter; (iv) repealing Article NINTH of the Company's Charter and (v) ratifying the appointment of BDO Seidman, LLP as the Company's independent auditors for the ensuing fiscal year. In the discretion of the proxyholders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting.

 The shares represented by a proxy which is timely returned and marked "Abstain" as to any matter as well as broker non-votes will be considered present at the Annual Meeting and will be included in the calculation of those shares needed to constitute a quorum. The shares represented by such proxies, although considered present for quorum purposes, will not be considered a part of the voting power present with respect to any proposal which is abstained from or to which the broker non-vote relates. With respect to Proposals 1, 3 and 4, an abstention or a broker non-vote is the equivalent of a negative vote on such Proposals.

         PROPOSAL NO. 1 - AMEND ARTICLE SIXTH OF THE COMPANY'S CHARTER

 Subject to approval of the Stockholders, the Company's Board of Directors, at a meeting held at the Company's executive offices on ________, 1996, has unanimously adopted the amendment to the Charter which will eliminate the division of Directors into three classes (the "Staggered Board") and replace it with a single class of Directors who are elected annually.

 Article SIXTH of the Charter currently provides as follows:

          SIXTH: Directors shall be divided into three classes, each class to be determined by the directors prior to the election of a particular class. In the event that at any time or from time to time the number of directors is increased, the newly created directorships resulting therefrom shall be filled by a vote of the majority of the directors in office immediately prior to such increase and directors so elected shall serve until the term of such class expires. In conformity with the statute, the initial First Class directors shall be elected to a term of one year, Second Class directors to a term of two years, and Third Class directors to a term of three years, and at each subsequent annual meeting, the successors to directors whose term shall expire that year shall be elected to a term of three years.

 The Staggered Board was adopted by the Company in _______ as a means of preventing a takeover of the Company by a "hostile" board elected as the result of a successful Stockholder initiative proposing an alternative slate of directors at an annual meeting. The Company's Board of Directors feels that it should no longer retain the Staggered Board because of the negative perception among many potential investors and investor groups concerning staggered boards in general.

 In addition, the Company's Class B Stock provides adequate protection against this type of takeover. Specifically, Article THIRD A. II (a) of the Charter provides in part that:

     ...every holder of Class B Stock shall be entitled to one (1) vote in person or by proxy for each share of Class B Stock standing in his name on the transfer books of the Corporation, except that each holder of Class B Stock shall be entitled to ten (10) votes per share on the election of any directors of [at] SIC any stockholders' meeting (i) if more than 15% of the shares of Common Stock outstanding on the record date for such meeting are beneficially owned by a person or group of persons acting in concert (unless such person or group is also the beneficial owner of a majority of the shares of Class B Stock on such record date), or (ii) if a nomination for the Board of Directors is made by a person or group of persons acting in concert (other than the Board of Directors), provided that such nomination is not made by one or more holders of Class B Stock, acting in concert with each other, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date.

 Therefore, subject to Stockholder approval, the Company's Board of Directors has amended Article SIXTH of the Charter to read as follows:

          SIXTH: Each director shall be elected by the stockholders at each annual meeting and shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified. The term of office of each director in office at the time this Article SIXTH becomes effective shall expire at the annual meeting of stockholders next held after the effectiveness of this Article SIXTH.

 In conjunction with its approval of the above amendment to Article SIXTH of the Charter, the Company's Board of Directors, at the same meeting, and subject also to the approval of this Proposal 1, unanimously amended Section ____ of the Company's By-Laws (which also provides for the Staggered Board), to similarly provide for the annual election of all directors.

 If this amendment to Article SIXTH of the Charter is not authorized, the Company will continue with the Staggered Board. If this amendment is authorized, the Company will file a certificate with the Secretary of State of the State of Delaware as soon as reasonably practicable after the Annual Meeting reflecting the changes resulting from the amendment, such changes to become effective on the filing thereof.

 Under the terms of the Charter, approval of this amendment to the Charter requires an affirmative vote of a majority of the outstanding Common Stock and Class B Stock, each voting separately as a class.

 Your Board of Directors has unanimously approved this amendment and recommends that you vote in favor of this Proposal 1.

                     PROPOSAL NO. 2 - ELECTION OF DIRECTORS

 Stockholders may vote for a maximum of three directors at the Annual Meeting of Stockholders. The nominees for election as directors are Messrs. Sal Giordano, Jr., S. A. Muscarnera and C. A. Keen. Messrs. Giordano, and Muscarnera were elected directors at the December 21, 1993 Annual Meeting and are now serving as such. Mr. Keen was elected by the Board of Directors upon the merger of NYCOR, Inc. ("NYCOR") into the Company on August 13, 1995. Set forth opposite the name of each nominee and each director is his age, principal occupation for the past five years, the name and principal business of any corporation or other organization in which such employment is carried on and other business directorships held by the nominee or director. The Company is not presently aware of any circumstance which would prevent any nominee from fulfilling his duties as a director of the Company.

 While the directors elected at the Annual Meeting will be elected for a term of three (3) years and until their successors shall be elected and shall have qualified, if Proposal 1 is approved, the terms of all directors in office when the Charter amendment contemplated by Proposal 1 becomes effective (including the directors elected at the Annual Meeting) will expire at the annual meeting of stockholders to be held in 1998. In that case, the directors elected at the Annual Meeting will effectively be elected for a term of one (1) year, and the term of office of directors with a remaining term of two (2) years will effectively have their terms reduced by one (1) year.

                                                                     DIRECTOR
       NAME             PRINCIPAL OCCUPATION AND AGE                  SINCE

                              NOMINEES

 Sal Giordano, Jr.     Vice Chairman, President and Chief
                       Executive Officer of the Company
                       (1)(2); 58                                      1965
 S. A. Muscarnera      Retired (1)(9); 56                              1982
 C. A. Keen            Retired (8 ); 71                                1996

             DIRECTORS - TWO YEAR REMAINING TERM

 Salvatore Giordano    Chairman of the Board of the Company
                       (1)(2); 86                                      1945
 Howard S. Modlin      Partner, Weisman, Celler, Spett &
                       Modlin (3); 65                                  1977
 William J. Brennan    Financial Consultant (4); 68                    1980

             DIRECTORS - ONE YEAR REMAINING TERM

 Joseph Giordano       Retired (1)(5); 64                              1961
 Clarence Russel Moll  President Emeritus, Widener
                       University (6); 83                              1967
 Anthony E. Puleo      President, Puleo Tree Co. (7); 61               1994


     (1) Messrs. Sal Giordano, Jr. and Joseph Giordano are sons, and Mr. Muscarnera is the nephew, of Mr. Salvatore Giordano.

     (2) Messrs. Salvatore Giordano and Sal Giordano, Jr. have been associated in executive capacities with the Company for more than five years.

     (3) Principal occupation during the past five years. The law firm of Weisman, Celler Spett & Modlin renders legal services to the Company. Mr. Modlin is also a director of General DataComm Industries, Inc. and Trans-Lux Corporation.

     (4) Principal occupation during the past five years. Mr. Brennan served as a director of the Company from 1980 to 1987, and was again elected a director in 1989. He is also Chairman of the Board of CSM Environmental Systems, Inc.

     (5) Mr. Giordano was a Senior Vice President of the Company until his retirement on August 31, 1992, and President of NYCOR until its merger into the Company on August 13, 1996.

     (6) Principal occupation during the past five years. Dr. Moll is also a director of Ironworkers' Savings Bank.

     (7) Principal occupation during the past two and one half years. Puleo Tree Co. is an importer of Christmas items and garden furniture. Prior to that Mr. Puleo was President of Boulderwood Corporation.

     (8) Mr. Keen was a Vice President of the Company for more than 20 years until his retirement in August 1992, with responsibilities in a number of areas during that time, including marketing, treasury and international sales and sourcing. He was also a director of NYCOR until its merger into the Company on August 13, 1996.

     (9) Mr. Muscarnera was Senior Vice President and Secretary of the Company prior to his retirement on August 31, 1996. Mr. Muscarnera has served in various capacities with the Company for over 39 years, including human resources and legal.


 MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     During the Fiscal Year, the Board of Directors of the Company held __ meetings. All of the present directors attended 75% or more of such meetings and of meetings of committees of which they were members held during the periods they served as directors. Directors who are not employees receive an annual fee of $20,000.

     The Board of Directors has an Audit Committee consisting of Messrs. Clarence Russel Moll, William J. Brennan and Howard S. Modlin. During the Fiscal Year, this committee held ___meetings. The Audit Committee reviews the audit function with the Company's independent auditors. The Chairman and other members of the Audit Committee receive a fee of $1,000 and $500, respectively, for each meeting they attend.

     The Board of Directors has a Compensation Committee consisting of Messrs. Howard S. Modlin, William J. Brennan and Anthony E. Puleo. During the Fiscal Year, this committee held __ meetings. The
 Compensation Committee develops compensation plans for the executive officers of the Company, subject to approval by the Board of Directors.

     The Company does not have a nominating committee.

    SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF FEDDERS

  As of December 23, 1996, each director of the Company and each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" and all directors and executive officers of the Company as a group, owned beneficially the number of shares of the Company's equity securities set forth in the following table. Shares subject to acquisition within 60 days pursuant to stock options are shown separately. Unless otherwise indicated, the owners listed have sole voting and investment power. The Company's Class A Stock and Convertible Preferred Stock have no voting rights except as provided under Delaware Law.

                                                                  SHARES
                                               AMOUNT AND         SUBJECT TO
                                               NATURE OF          ACQUISITION           PERCENT
   TITLE OF           NAME OF INDIVIDUAL       BENEFICIAL         WITHIN 60            OF CLASS
   CLASS              OR PERSONS IN GROUP      OWNERSHIP          DAYS(16)             OWNED(17)
   Common Stock       Salvatore Giordano           1,100(1)              0           Less than 1%
                      Sal Giordano, Jr.            1,100(1)              0           Less than 1%
                      Joseph Giordano             13,910(1)              0           Less than 1%
                      Howard S. Modlin           256,800(2)              0              1.35%
                      Clarence Russel Moll        61,400(3)              0           Less than 1%
                      William J. Brennan           5,000                 0           Less than 1%
                      Anthony E. Puleo             2,000                 0           Less than 1%
                      S. A. Muscarnera            55,000                 0           Less than 1%
                      C. A. Keen                  10,700
                      Robert L. Laurent, Jr.     115,000                 0           Less than 1%
                      All directors and
                      executive officers as
                      a group                    525,310                 0              2.77%

   Class A Stock      Salvatore Giordano       1,210,815(4)(5)     647,314              9.15%
                      Sal Giordano, Jr.          694,864(4)(6)(7)  709,066              6.9%
                      Joseph Giordano            879,689(4)(7)(8)  301,875              5.92%
                      Howard S. Modlin           224,701(9)        171,564              2.0%
                      Clarence Russel Moll        80,788(10)        96,563           Less than 1%
                      William J. Brennan           4,375           144,376           Less than 1%
                      Anthony E. Puleo                 0             9,375           Less than 1%
                      S. A. Muscarnera            48,125           278,750              1.64%
                      C. A. Keen                     400           127,500           Less than 1%
                      Robert L. Laurent, Jr.     100,625           350,590              2.26%
                      Gordon Newman                    0            46,845           Less than 1%
                      All directors and
                      executive officers as
                      a group                  2,521,820         3,149,335              24.87%

   Class B Stock(17)  Salvatore Giordano       2,262,566(11)             0              99.82%
                      Sal Giordano, Jr.        2,262,566(11)             0              99.82%
                      Joseph Giordano          2,262,566(11)             0              99.82%
                      All directors and
                      executive officers as
                      a group                  2,262,566                 0              99.82%

 Convertible
 Preferred Stock      Salvatore Giordano       1,207,543(12)(13)         0              16.1%
                      Sal Giordano, Jr.        1,131,397(12)(14)         0              15.1%
                      Joseph Giordano            857,102(12)(15)         0              11.4%
                      Howard S. Modlin            84,024                 0              1.1%
                      Clarence Russel Moll        30,410                 0           Less than 1%
                      William J. Brennan         129,402                 0              1.7%
                      S. A. Muscarnera            56,500                 0           Less than 1%
                      C. A. Keen                  28,000                 0           Less than 1%

                                      -8-



                      All directors and
                      executive officers as
                      a group                  2,040,059                 0              27.14%

                      Ownership of Common
                      Stock, Class A Stock,
                      Class B Stock, and
                      Convertible Preferred
                      Stock combined, by all
                      directors and executive
                      officers as a group      7,349,755         3,149,335              20.36%


 (1) The amount shown includes 1,100 shares which are held by a corporation in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders, and share voting and investment power over such shares.

 (2) Includes 3,100 shares owned by members of Mr. Modlin's family as to which Mr. Modlin disclaims beneficial ownership.

 (3) Includes 15,000 shares owned by Dr. Moll's wife, as to which Dr. Moll disclaims beneficial ownership.

 (4) Includes 190,875 shares which are held by corporations in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers directors and stockholders, and share voting and investment power over such shares.

 (5) Includes 117,548 shares held of record by Mr. Giordano's wife, and 148,904 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership.

 (6) Includes 10,462 shares held of record by Mr. Giordano's wife, as to which Mr. Giordano disclaims beneficial ownership, and 56,328 shares held by Mr. Giordano in trust as trustee for himself.

 (7) Includes 345,625 shares held in trust, as to which Messrs. Sal Giordano, Jr. and Joseph Giordano share voting and investment power.

 (8) Includes 56,328 shares held by Mr. Giordano in trust as trustee for himself.

 (9) Includes 2,713 shares owned by members of Mr. Modlin's family as to which Mr. Modlin disclaims beneficial ownership.

(10) Includes 13,125 shares owned by Dr. Moll's wife as to which Dr. Moll disclaims beneficial ownership.

(11) Shares are owned by Giordano Holding Corpation as to which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano share voting and investment power.

(12) Includes 753,757 shares which are held by corporations in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders and share voting and investment power over such shares.

(13) Includes 39,264 shares owned by Mr. Giordano's wife, as to which he disclaims beneficial ownership, and 80,201 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership.

(14)  Includes 7,493 shares held of record by Mr. Giordano's wife;
      52,891 shares held of record by Mr. Giordano's wife in trust for their grandchildren, for both of which Mr. Giordano disclaims beneficial ownership, and 14,974 shares held by self as trustee for self. Also includes 2,220 shares which would be realized upon conversion of Fedders Convertible Subordinated Debentures held by Mr. Giordano.

(15) Includes 40,400 shares held in trust by Mr. Giordano for his grandchildren for which he disclaims beneficial ownership, and 14,974 shares held by self as trustee for self.

(16) The amounts shown are the number of shares held under options exercisable within 60 days.

(17) The Class B Stock is convertible into Common Stock at any time on a share-for-share basis. In the event that the individuals named as owning Class B Stock converted their shares into Common Stock, less than 5% of the class would remain outstanding, and pursuant to the terms of the Charter, all remaining Class B Stock and all outstanding Class A Stock would automatically be converted into Common Stock. If such conversion took place, and the named individuals exercised all of the options indicated, such individuals and the group would beneficially own the following number of shares constituting the indicated percentage of Common Stock outstanding: Mr. Salvatore Giordano, 5,329,338 shares constituting 10.86%; Mr. Sal Giordano, Jr., 4,798,993 shares constituting 9.77%; Mr. Joseph Giordano, 4,315,142 shares constituting 8.86%; and all directors and executive officers as a group 10,499,090 shares constituting 20.36%. The share totals for Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano include 3,208,304 shares which are held by corporations in which they are officers, directors and stockholders and share voting and investment power over such shares. In the event that the individuals named as owning Class B Stock also converted their shares of Convertible Preferred Stock, they would receive Common Stock, as the Class A Stock into which the Convertible Preferred Stock is currently convertible would no longer exitst, and their percentage of ownership of Common Stock would increase in proportion to their holdings of Convertible Preferred Stock. The numbers shown in this footnote 17 assume such conversion, and also assume the conversion of any Convertible Subordinated Debentures.


         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 [INSERT TO COME.]

                    PRINCIPAL STOCKHOLDERS OF FEDDERS

 The following table sets forth information at December 23, 1996 with respect to the beneficial ownership of the Company's voting securities by all persons known by the Company to own more than 5% of the Company's outstanding voting securities. Unless otherwise indicated, the owners listed have sole voting and investment power.

                                                 AMOUNT
   TITLE OF       NAME AND ADDRESS             BENEFICIALLY     PERCENT
   CLASS          OF BENEFICIAL OWNER (1)         OWNED         OF CLASS

   Class B Stock  Salvatore Giordano             2,262,566        99.82%
                  Joseph Giordano and
                  Sal Giordano, Jr.
                  c/o Fedders Corporation
                  Liberty Corner, NJ 07938

 __________
  (1) See footnotes (11) and (17) to the previous table for more detailed information with respect to the security ownership of the named individuals.

                          EXECUTIVE COMPENSATION

     The following information is furnished as to all cash compensation paid by the Company and its subsidiaries during the Fiscal Year to each of the five highest paid executive officers of the Company whose aggregate direct compensation exceeded $100,000.

                        SUMMARY COMPENSATION TABLE

<CAPTION.
                                                                 LONG-TERM
                                                               COMPENSATION
                                        ANNUAL COMPENSATION       AWARDS
 (a)                                   (b)        (c)    (d)       (g)          (i)
                                                                             All Other
                                     Fiscal    Salary   Bonus     Options  Compensation (1)
 Name and Principal Position          Year       ($)     ($)        (#)          ($)

 Salvatore Giordano.................. 1994     252,150  282,045   150,000      15,753
 Chairman of the Board of Directors   1995     245,354  520,365    77,314   3,097,691(2)
                                      1996     268,258  492,660   120,000      22,827

 Sal Giordano, Jr.  ................. 1994     335,375  282,045   180,000      17,548
 Vice Chairman, President and         1995     341,530  520,365   139,066      32,424
    Chief Executive Officer           1996     352,007  492,660   120,000      42,514


 Robert L. Laurent , Jr.  .......... 1994      209,725  141,023    95,000       8,425
 Executive Vice President Finance    1995      226,489  260,183    50,590      15,281
 and Administration, and Chief       1996      250,000  246,330    30,000      16,003
 Financial Officer


 S. A. Muscarnera................... 1994      181,875  141,023    15,000       7,641
 Senior Vice President and           1995      191,144  260,183    18,750      16,726
    Secretary                        1996      186,000  153,956    35,000      13,590


 Gordon E. Newman................... 1994      100,016   21,456        -        3,205
 Senior Vice President,              1995      122,498   48,072    22,782       5,123
    Supply Chain                     1996      140,000   61,583    10,000       7,570

 ____________________

 (1) Includes the Company contribution to savings and investment retirement plans up to the 3% offered to all employees of the Company in 1996, the dollar value of the benefit of premiums paid for split-dollar life insurance policies projected on an actuarial basis which cost is recovered by the Company from the proceeds of such policies (Mr. Sal Giordano, Jr. $17,174; Mr. Robert L. Laurent, Jr. $1,114; and Mr. S. A. Muscarnera $3,391 and Mr. Gordon Newman $1,523).

 (2) Includes a special award granted to Mr. Giordano in recognition of over fifty years of extraordinary and exemplary service to the Company as its President or Chairman, overseeing the growth of the Company from a $7,000,000 radiator manufacturer to the leading manufacturer of room air conditioners in North America.

 OPTIONS/SAR GRANTS TABLE

     The following table sets forth information concerning the grant of stock options and/or stock appreciation rights (SAR's) during the Fiscal Year to the individual executive officers named in the Summary
 Compensation Table.

     The table shows the number of options granted to each named executive officer, the number of options granted as a percentage of options granted to all employees during the Fiscal Year, the exercise price of each option, the expiration date for each option, and a presentation of the potential realizable value for each option assuming annual rates of stock appreciation of 5% and 10% over each option term.


                   OPTIONS/SAR GRANTS LAST FISCAL YEAR

                                                                                      POTENTIAL
                                                                                 REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL
                                                                                   RATES OF STOCK
                                                                                 PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                            FOR OPTION TERM

                                         % of
                                         Total
                                        Options
                                       Granted to     Exercise
                          Options       Employees      or Base
                          Granted       in Fiscal       Price     Expiration
 NAME                        (#)          YEAR          ($/SH)       DATE        5% ($)    10% ($)
 Salvatore Giordano         60,000                      $4.50     10/25/00     $74,596   $164,838
                            30,000 (1)                   3.25     12/31/98      21,012     45,250
                            30,000 (1)                   1.88     12/31/98      12,122     26,106
                           -------
                           120,000       16.0%


 Sal Giordano, Jr.          60,000                       4.50     10/25/00      74,596   164,838
                            30,000 (1)                   3.25     12/31/98      21,012    45,250
                            30,000 (1)                   1.88     12/31/98      12,122    26,106
                           -------
                           120,000       16.0%

 Robert L. Laurent, Jr.     30,000        4.0%           4.50     10/25/00      37,298    82,419



 S. A. Muscarnera           20,000                       4.50     10/25/00      24,865    54,946
                            50,000                       4.87     08/27/01      67,344   148,812
                             7,500 (1)                   3.25     12/31/98       5,253    11,312
                             7,500 (1)                   1.88     12/31/98       3,031     6,526
                           -------
                            85,000      11.3%

 Gordon E. Newman           10,000       1.3%            4.50     10/25/00      12,433    27,473

 (1) Replacement options were issued to take into account the terms of the Agreement and Plan of Merger dated November 30, 1995, as amended, between the Company and NYCOR (the

 "Merger Agreement") which provided that the employees and directors of NYCOR were to be placed in the same economic position following the merger as they were immediately prior to the date of the execution of the merger agreement. The Merger Agreement also specifically provides that the Company will replace all outstanding stock options held, among others, by all NYCOR officers and directors.


 AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     The following table sets forth the number of shares exercised during the Fiscal Year, the value realized upon exercise, the number of unexercised options at the end of the Fiscal Year, and the value of unexercised in-the-money options at the end of the Fiscal Year.


           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTION/SAR VALUES

                                                    NUMBER OF         VALUE OF
                                                    UNEXERCISED      UNEXERCISED
                                                     OPTIONS        IN-THE-MONEY
                           SHARES                       AT             OPTIONS
                        ACQUIRED ON     VALUE        FY-END (#)    AT FY-END ($) (1)
                                                  -------------    -----------------
                          Exercise    Realized     Exercisable/     Exercisable/
 NAME                        (#)         ($)      UNEXERCISABLE    UNEXERCISABLE
 Salvatore Giordano          -            -         587,314 E        841,165 E
                                                    102,686 U         30,000 U

 Sal Giordano, Jr.           -            -         658,066 E        879,544 E
                                                    997,000 U      2,216,958 U

 Robert L. Laurent, Jr.      -            -         350,590 E        482,171 E
                                                     30,000 U         15,000 U

 S. A. Muscarnera            -            -         258,750 E        387,234 E
                                                     70,000 U         16,250 U

 Gordon E. Newman        [     ]    35,050           22,782 E         11,391 E
                                                     10,000 U          5,000 U
 ____________


 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is comprised of three directors who are not officers or employees of the Company (Howard S. Modlin, William J.
 Brennan, and Anthony E. Puleo). The Committee submitted a plan to the Company's Board of Directors (the "Board") for the Fiscal Year which was approved by the Board on October 25, 1995.



                                      -14-


 REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

 In determining the total compansation package for the chief executive officer and all other executive officers for the Fiscal Year, the Committee considered several factors including: the performance of the Company; the individual contribution of each executive officer; the need to attract and retain highly qualified executives in the air conditioning industry necessary to build long-term stockholder value;
 and the need to link a portion of each executive officer's long-term capital accumulation to the growth in the market value of the Company's
 [Common Stock]. Executive compensation was broken down into three major components (i) cash compensation, (ii) incentive bonuses, and (iii) stock options.

 Cash compensation for the Fiscal Year is shown on the Summary
 Compensation Table. For the Fiscal Year, the Committee recommended and the Board adopted a modified version of prior years' plans, by establishing significantly lower percentages to apply against consolidated pre-tax income of the Company minus $1,000,000 ("Adjusted
 Pre-Tax Income"). The awards under the plan are based heavily upon the performance of the Company (the "Executive Plan"). In accordance with the terms of the Executive Plan, the executive officers designated by the Board may receive incentive awards based upon a prescribed formula.
 The amount of the awards for the Fiscal Year range from 0.13% to 1.0% of Adjusted Pre-Tax Income, compared to 0.5% to 1.5% in prior years. With respect to the individuals named in the Summary Compensation Table, the following percentages of Adjusted Pre-Tax Income have been designated:
 Mr. Salvatore Giordano 1.0% (previously 1.5%); Mr. Sal Giordano, Jr.
 1.0% (previously 1.5%); Mr. Robert L. Laurent, Jr. 0.5% (previously
 0.75%) Mr. S. A. Muscarnera 0.31% (previously 0.75%) and Mr. Gordon
 Newman 0.13% (previously under a separate plan).  Under the Executive
 Plan, the following awards were made for Fiscal Year performance:  Mr.
 Salvatore Giordano $492,660 (compared to $520,365 for fiscal 1995); Mr.
 Sal Giordano, Jr. $492,660 (compared to $520,365 for fiscal 1995); Mr.
 Robert L. Laurent, Jr. $246,330 (compared to $260,183 for fiscal 1995);
 Mr. S.A. Muscarnera $153,956 (compared to $260,183 for fiscal 1995); and
 Mr. Gordon E. Newman $61,583 (compared to $48,072 for fiscal 1995).


 Respectfully submitted,

 COMPENSATION COMMITTEE

 Howard S. Modlin - Chairman
 William J. Brennan
 Anthony E. Puleo


 EMPLOYMENT CONTRACT

 Mr. Salvatore Giordano has an Employment Agreement with the Company, which became effective on March 23, 1993. the material provisions of the Agreement include: (1) an annual base salary of at least $238,000, payable in equal semi-monthly installments; (2) annal participation in all compensatory plans and arrangements of the



                                      -15-


 Company no less favorable than the fiscal year 1993 plans including, but not limited to, a bonus not less than the amount of the fiscal year 1993 bonus (none was paid), and continuing eligibility to be awarded stock options; (3) reimbursement for all expenses incurred while on Company related business; and (4) annual consideration for base salary and plan participation increases, if deemed justified by the Company. The
 Agreement has a stated expiration date of March 23, 2003, but the term of the Agreement automatically extends and has a remaining term of ten years from any point in time, until the term is finally fixed at a period of ten years from an intervening event, as provided in the Agreement, such as permanent disability or death. During the Fiscal
 Year, the Company amortized the estimated present value of future non-salary benefits payable under the Agreement based upon certain assumptions, in the amount of $356,000.

 Following the merger of NYCOR into the Company on August 13, 1996, the Employment Agreement was adjusted to take into account the terms of the Merger Areement which stated that the employees and directors of NYCOR were to be placed in the same economic position with respect to salaries and other benefits provided by NYCOR.


 PERFORMANCE GRAPH

 The following graph provides a comparison of the cumulative total stockholder return on the Company's Common Stock with returns on the New
 York Stock Exchange Composite Index, and stocks included in the "Home
 Appliance" category by THE VALUE LINE INVESTMENT SURVEY.


             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                        AMONG FEDDERS CORPORATION,
              NYSE COMPOSIT INDEX, AND HOME APPLIANCE STOCKS


                ASSUMES $100 INVESTED ON SEPTEMBER 1, 1991
                       ASSUMES DIVIDEND REINVESTED
                    FISCAL YEAR ENDED AUGUST 31, 1996.

                              [PLOT POINTS]

                                     FISCAL YEAR ENDED
                    1991     1992      1993      1994      1995      1996
                    ----     ----      ----      ----      ----      ----
 COMPANY

 FEDDERS            100      53.45     74.14    105.18    145.53    144.60
 NYSE MARKET        100     107.72    125.48    133.82    152.49    179.57
 PEER GROUP         100      97.46    149.55    143.95    152.59    165.40



                                      -16-


 PROPOSAL NO. 3 - REPEAL ARTICLE EIGHTH OF THE COMPANY'S CHARTER

 Subject to approval of the Stockholders, the Company's Board of Directors, at a meeting held at the Company's executive offices on ________, 1996, unanimously adopted a resolution to repeal Article
 EIGHTH of the Charter.

 Article EIGHTH was adopted by the Company in 1984 to provide takeover protection relating to Business Combinations between the Company and an Acquiring Person. "Acquiring Person" is defined therein as any individual, corporation (other than the Company), partnership or other person or entity which, together with its Affiliates and Associates (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at April 30, 1984, collectively, and as so in effect, the "Exchange Act"), and with any other individual, corporation (other than the Company), partnership or other person or entity with which it or they have any agreement, arrangement or understanding with respect to acquiring, holding, voting or disposing of the capital stock of the Company entitled to vote for the election of directors ("Voting Stock"), Beneficially Owns (as described in Rule 13d-3 under the Exchange Act) in the aggregate 5% or more of the outstanding Voting Stock of the Corporation. Directors of the Company are given sole authority and discretion to determine who is an Acquiring Person. A "Business Combination" is defined as including among other things, any merger or consolidation of the Company or a subsidiary of the Company with or into an Acquiring Person, or any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company to an Acquiring Person.

 Under the terms of Article EIGHTH, an affirmative vote of the holders of not less than four-fifths of the outstanding shares of Voting Stock held by stockholders who are other than the Acquiring Person with which or by or on whose behalf, directly or indirectly, a Business Combination is proposed, voting as a single class, is required to approve or authorize the Business Combination.

 The Company's Board of Directors feels that it is no longer necessary to retain the provisions of Article EIGHTH, as the terms of the Company's
 Class B Stock provide adequate protection against abusive takeover tactics, as does Section 203 of the Delaware General Corporation Law.

 The terms of Article EIGHTH of the Charter specifically require the affirmative vote of four-fifths (4/5) of the outstanding shares of Voting Stock of the Company in order to amend, alter, change or repeal the Article. Therefor, the repeal of this Article EIGHTH requires the affirmative vote of four-fifths (4/5) of the outstanding Common Stock and Class B Stock voting together as a single class.

 Your Board of Directors has unanimously approved this amendment and recommends that you vote in favor of this Proposal 3.


                                      -17-



         PROPOSAL NO. 4 - REPEAL ARTICLE NINTH OF THE COMPANY'S CHARTER

 Subject to approval of the Stockholders, the Company's Board of Directors, at a meeting held at the Company's executive offices on ________, 1996, unanimously adopted a resolution to repeal Article NINTH of the Charter.

 Article NINTH of the Charter which was adopted by the Company in 1985, was also designed as an "anti-takeover" measure. Article NINTH requires the affirmative vote of two-thirds (2/3) of the outstanding stock of the Company entitled to vote for a merger or consolidation in order to approve any merger or consolidation to which the Company is a party or for any sale, lease, exchange or other disposition by the Company of all or substantially all of its assets.

 Like Article EIGHTH, the Company's Board of Directors feels that it is no longer necessary to retain the provisions of Article NINTH, as the terms of the Company's Class B Stock provide adequate protection against abusive takeover tactics, as does Section 203 of the Delaware General
 Corporation Law.

 Under the terms of the Charter, approval of the repeal of Article NINTH of the Charter requires an affirmative vote of a majority of the outstanding Common Stock and Class B Stock, each voting separately as a class.

 Your Board of Directors has unanimously approved this amendment and recommends that you vote in favor of this Proposal 4.

       PROPOSAL NO. 5 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Pursuant to the recommendations of its Audit Committee, the Board of Directors selected the firm of Ernst & Young, LLP ("E&Y") independent auditors, to audit the consolidated financial statements of the Company for the year ended August 31, 1995. The Company's Stockholders ratified that selection at their Annual Meeting on December 20, 1994. On May 23,
 1995, the Company dismissed E&Y as their independent auditors. The reports of E&Y on the Company's financial statements for the years ended
 August 31, 1994 and 1993 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The Company's Board of Directors approved the decision to change independent auditors upon the recommendation of the Company's Audit Committee. During the last two fiscal years, the Company has not had any disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would require disclosure in this Proxy Statement. There have been no reportable events (as defined in Regulation S-K Item 304(a) (1) (v)). At the Company's request, E&Y furnished a letter addressed to the Securities and Exchange
 Commission as required by Item 304 (a) of Regulation S-K. A copy of such letter was attached to the Company's report to the Commission on Form 8-K, dated May 24, 1995 and incorporated herein in its entirety by reference.

            The Company engaged BDO Seidman, LLP ("BDO") as its new independent auditors as of May 23, 1995. BDO has served as the Company's independent auditors for



                                      -18-



 all of the Fiscal Year. Prior to this engagement, BDO performed audits on the Company's pension plans for the plan years ended October 31 and December 31, 1993.

     On recommendation of the Audit Committee, the Board of Directors appointed the firm of BDO, independent auditors, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending August 31, 1997, subject to ratification by the Company's Stockholders at the Annual Meeting. BDO does not have any direct financial interest in the Company.

     Representatives of BDO are expected to be at the Annual Meeting and will be available to respond to any appropriate questions by Stockholders and may make a statement, if they so choose.


               STOCKHOLDER PROPOSALS - NEXT ANNUAL MEETING

     If any Stockholder desires to submit a proposal for action at the next regular annual meeting, it must be received by the Company, P.O.
 Box 813, Liberty Corner, NJ 07938 on or before September 15, 1997.







                           COST OF SOLICITATION

     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Company. To the extent necessary in order to assure sufficient representation at the meeting, such solicitation will be made by the Company's regular employees in the total approximate number of five. Solicitations will be made by mail and may also be made by telegram, telephone and in person and by D.F.
 King & Co., for estimated professional fees of $6,500 plus phone costs.


                    By order of the Board of Directors


                              KENT E. HANSEN
                              Secretary


 Dated: January 13, 1997
        Liberty Corner, New Jersey



                                      -19-



                              DIRECTIONS TO

                           SOMERSET HILLS HOTEL
                         200 LIBERTY CORNER ROAD
                             WARREN, NJ 07060
                              (908) 647-6700


      The Somerset Hills Hotel is located directly north of Interstate 78 at Exit 33. Newark International Airport is less than 35 minutes away, and New York City is within an hour's commute. The Bernardsville and Lyons railroad stations are conveniently located approximately seven minutes from the Hotel.




                           FEDDERS CORPORATION

         PROXY - Annual Meeting of Stockholders - March 11, 1997
              Solicited on behalf of the Board of Directors

 The undersigned stockholder of FEDDERS CORPORATION (the "Company") hereby constitutes and appoints SALVATORE GIORDANO, SAL GIORDANO, JR.
 and S.A. MUSCARNERA, and each of them, the attorneys and proxies of the undersigned with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of Stockholders of the Company, to be held at the Somerset Hills Hotel, 200
 Liberty Corner Road, Warren, New Jersey, on March 11, 1997 at 10:30 a.m., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present, on the items as set forth on the reverse side of this proxy and in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends the following for Director -- Sal Giordano, Jr., S. A. Muscarnera and C. A. Keen.

 A majority of said attorneys and proxies, or their substitutes, at said meeting or any adjournments thereof (or, if only one, that one) may exercise all of the power hereby given. Any proxy to vote any of the shares with respect to which the undersigned is, or would be entitled to vote, heretofore given to any persons, other than the persons named above, is hereby revoked.

 IN WITNESS WHEREOF, the undersigned has signed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated January 13, 1997.

  IMPORTANT - This proxy is contined and is to be signed on the reverse side.

                                                         SEE REVERSE SIDE



 [X]  Please mark votes as in this example

 Unless you specify, the Proxy will be voted FOR Items 1 through 5.

----------------------------------------------------------------------------
               Directors recommend a vote FOR Items 1 through 5.
----------------------------------------------------------------------------

 1. Approval of the amendment to the Company's Certificate of Incorporation to eliminate the separation of the Company's Board of Directors into three separate classes and to replace it with a Board of Directors that is elected on an annual basis.

      FOR          AGAINST      ABSTAIN
     [   ]         [   ]          [   ]

2. Election of Directors for a term of three years. Nominees: Sal Giordano, Jr., S. A. Muscarnera and C. A. Keen.

     FOR ALL             WITHHELD
     NOMINEES            FROM ALL
                         NOMINEES
      [   ]                [   ]

      [   ]  ___________________
             For the nominees
             except as noted
             above.

3.  Appproval of the amendment to the Company's
    Certificate of Incorporation to repeal Article EIGHTH.

      FOR          AGAINST      ABSTAIN
     [   ]         [   ]          [   ]

4. Appproval of the amendment to the Company's Certificate of Incorporation to repeal Article NINTH.

      FOR          AGAINST      ABSTAIN
     [   ]         [   ]          [   ]

5. Ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors.

      FOR          AGAINST      ABSTAIN
     [   ]         [   ]          [   ]

 NOTE: The Proxy, properly filled in, dated and signed, should be returned immediately in the enclosed post-paid envelope to Proxy Department, Bank of Boston, P. O. Box 1628, Boston, Massachusetts 02105. If a signer is a corporation, sign in full the corporate name by a duly authorized officer.
 Attorneys, executors, administrators, trustees or guardians should sign full name and mark as such.


 Signature _________________________
 Date ___________________



 Signature _________________________
 Date ___________________


                                      -2-


